Exhibit 10.13

Schedule to Senior Vice President Severance Agreement

The following is a list of our officers who are party to the company’s Senior Vice President Severance Agreement, the form of which was filed as an exhibit to the company’s Annual Report on Form 10-K for the period ending 9/28/2013:

Arthur Friedman

Stephen Furlong

David Harding

Rohan Hastie, Ph.D.

Carter Houghton

Zhenxue Jing

Robert Lavallee

Holly Lynch

Roger Mills

John Pekarsky

David Rudzinsky

Jay Stein

Monte Tucker